Exhibit 10.13

                               AMENDMENT NO. 5 TO
                                 THE GAP, INC.
                        1996 STOCK OPTION AND AWARD PLAN

     THE GAP, INC., having adopted The Gap, Inc. 1996 Stock Option and Award Plan effective as of March 26, 1996 (the "Plan"), and having amended the Plan effective as of May 27, 1997, and having amended the Plan effective as of January 27, 1998, and having amended the Plan effective as of October 28, 1998, and having amended the Plan effective as of June 30, 2000, hereby amends Section
5.4 of the Plan, effective as of January 23, 2001, by adding the following new
Section 5.4.4:

          Notwithstanding anything to the contrary in Section 5.4, the Committee in its discretion may grant an Option that extends the periods set forth in Sections 5.4.1(c), (d), and (e) for any length of time up to ten (10) years; provided, however, that in such case, such an Option shall terminate on the expiration of ten (10) years from the Grant Date, if earlier.

     IN WITNESS WHEREOF, The Gap, Inc., by its duly authorized officer, has executed this Amendment on the date indicated below.

                                        THE GAP, INC.


Dated: January 23, 2001                 By  /s/ Anne B. Gust
                                            ------------------------
                                            Anne B. Gust
                                            Executive Vice President